EXHIBIT 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated effective as of August 23, 2011, is entered into by and between CHIH-MING CHEN, PH.D. (the "Holder") as a stockholder of ANCHEN INCORPORATED, a Delaware corporation (the "Company" or "Anchen"), and PAR PHARMACEUTICAL, INC., a Delaware corporation (“Par”).

WHEREAS, concurrently with the effectiveness of this Agreement, the Company, Holder, Par and ADMIRAL ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Par (“Merger Sub”), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated the date hereof, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Par (the "Merger").

WHEREAS, the consummation of the Merger and the other transactions contemplated by the Merger Agreement (the "Transaction") are subject to certain conditions, including the approval of the Merger Agreement and the Merger by the holders of at least a majority of the outstanding shares of common stock, par value $0.0001 per share, of Anchen ("Anchen Common Stock").

WHEREAS, Holder, as a stockholder of the Company and as controlling person of the entities identified on Schedule A attached hereto and made a part hereof, is the direct and indirect beneficial owner of 19,973,419 shares of Anchen Common Stock (the "Owned Shares") representing approximately 83.8% of the shares of Anchen Common Stock outstanding as of the date hereof. Such 19,973,419 shares of Anchen Common Stock, together with any other shares of capital stock of Anchen acquired by Holder or the entities identified on Schedule A attached hereto (or any other entity owned or controlled by Holder) after the date hereof and during the term of this Agreement, including as the result of a stock dividend or distribution of voting securities of the Anchen or any change in the capitalization of Anchen by reason of any split-up, recapitalization, combination, exchange of shares or the like, and any voting securities into which or for which any or all of such shares may be changed or exchanged, are collectively referred to herein as the "Shares".

WHEREAS, as a condition to the willingness of Par to enter into the Merger Agreement, and as an inducement to Par to do so, Holder has agreed for the benefit of Par as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

ARTICLE I

COVENANTS OF HOLDER

Section 1.1 Agreement to Vote.  Holder shall attend all meetings of the stockholders of Anchen held prior to the Termination Date (as defined in Section 4.4 below), however called, including every reconvened meeting following any adjournment thereof prior to the Termination Date (or, in lieu of any such meeting, shall execute all written consents of the stockholders of the Company prepared prior to the Termination Date) and, at each meeting called for such purpose (or in each such written consent), Holder shall vote the Shares (i) in favor of the approval of the Merger Agreement, the Transaction and any amendment to the Certificate of Incorporation of the Company proposed by management of Par as is necessary to consummate the Transaction, (ii) in favor of authorizing the appropriate officers of the Company to execute any documents and instruments and take any and all actions necessary to consummate the Transaction; and (iii) against any action or agreement submitted for adoption by the stockholders of the Company that, to Holder’s knowledge, relates to any Acquisition Proposal (as defined in the Merger Agreement) other than the Transaction.  Prior to the Termination Date and subject to Section 1.3 below, Holder shall not enter into any agreement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Shares in any manner inconsistent with the preceding sentence.  Notwithstanding the foregoing, Holder may vote the Shares at any time in a manner that directs the Company, its officers and/or its directors to terminate the Merger Agreement and the Transaction pursuant to any right or authority granted to the Company in Article X or otherwise in the Merger Agreement to terminate the Agreement and Transaction, or that directs the Company, its officers and/or its directors to exercise any other right or authority granted to, allowed to, or not prohibited as to, the Company under the Merger Agreement.

Section 1.2 Proxies.

(a) Holder hereby revokes any and all previous proxies granted with respect to matters set forth in Section 1.1 for the Shares.

(b) Prior to the Termination Date, Holder shall not grant any proxies or powers of attorney with respect to matters set forth in Section 1.1, deposit any of the Shares into a voting trust or enter into a voting agreement, with respect to any of the Shares, in each case with respect to such matters.

Section 1.3 Transfer of Shares by Holder.  Prior to the Termination Date, Holder shall not (a) pledge or place any encumbrance on any Shares, other than pursuant to this Agreement or pursuant to that certain Stock Pledge Agreement made in favor of Anchen and attached hereto as Exhibit A (the “Anchen Pledge”), or (b) transfer, sell, exchange or otherwise dispose of any Shares, in each case unless the pledgee (other than Anchen in connection with the Anchen Pledge), encumbrance holder, transferee, purchaser or acquiror of such Shares enters into a Voting Agreement with Par containing substantially the same terms as this Agreement.  Any attempted transfer, sale, exchange or other disposition in violation of this Section 1.3 shall be null and void.

Section 1.4 Action in Stockholder Capacity Only. Holder makes no agreement or understanding herein in any capacity other than his capacity as a beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken in any other capacity.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND ADDITIONAL

COVENANTS OF HOLDER

 Holder represents, warrants and covenants to Par that:

Section 2.1 Ownership.  Holder is, as of the date hereof, the beneficial owner (either directly or through his ownership and control of the entities identified on Schedule A attached hereto) of 19,973,419 shares of Anchen Common Stock and has the sole right to vote such shares, and there are no restrictions on rights of disposition or other liens (other than the pledge to Anchen contemplated by the Anchen Pledge) pertaining to such shares. None of such shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such shares.

Section 2.2 Authority and Non-Contravention.  Holder has the right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Holder and constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement by Holder nor the consummation by Holder of the transactions contemplated hereby will (i) violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Holder or the Shares or (ii) constitute a violation of or default under any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Holder is a party or by which Holder or his assets are bound.

Section 2.3 Total Shares.  Holder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of Anchen and, other than with respect to the Owned Shares, and has no other interest in or voting rights with respect to any other securities of Anchen.

Section 2.4 Reasonable Efforts.  Prior to the Termination Date, Holder shall use reasonable efforts to cooperate with Anchen and Par to consummate the Transaction.

Section 2.6 HSR Requirements. If required, Holder hereby agrees promptly to make all filings and take all other actions that are reasonably necessary or desirable in order to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Merger.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PAR

Par represents, warrants and covenants to Holder that:

Section 3.1 Authority and Non-Contravention.

Par has the right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Par and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Par. This Agreement has been duly executed and delivered by Par and constitutes a valid and binding obligation of Par, enforceable against Par in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement nor the consummation by Par of the transactions contemplated hereby will (i) violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Par or (ii) violate or conflict with the certificate of incorporation or bylaws of Par or constitute a violation of or default under any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Par is a party or by which Par or its assets are bound.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Expenses.

All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

Section 4.2 Further Assurances.

From time to time, at the request of Par, in the case of Holder, or at the request of Holder, in the case of Par, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 4.3 Specific Performance.

Holder agrees that Par would be irreparably damaged if for any reason Holder fails to perform any of Holder's obligations under this Agreement, and that Par would not have an adequate remedy at law for money damages in such event. Accordingly, Par shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Holder. This provision is without prejudice to any other rights that Par may have against Holder for any failure to perform its obligations under this Agreement.

Section 4.4 Amendments, Termination.

This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. The representations, warranties, covenants and agreements of Holder set forth in Article I, Article II and Article III, including the obligation of Holder to vote the Shares in favor of the Merger Agreement, shall terminate, except with respect to liability for prior breaches thereof, upon the earliest to occur of (i) termination of the Merger Agreement in accordance with its terms, and (ii) the Closing under the Merger Agreement (the "Termination Date").

Section 4.5 Assignment.

Subject to Section 1.3 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 4.6 Certain Events.

Holder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

Section 4.7 Entire Agreement.

This Agreement (including the documents referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understanding, both oral and written between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies.

Section 4.8 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address or telecopy or telex number for a party as shall be specified by like notice):

 If to Par to:

Par Pharmaceutical, Inc.

One Ram Ridge Road

Spring Valley, NY 10977

Attn.: President, Par Pharmaceutical

Fax:

with a copy (which shall not constitute notice) to:

Par Pharmaceutical, Inc.

300 Tice Boulevard

Woodcliff Lake, NJ 07677

Attn.: General Counsel

Fax: (201) 802-4600

with a copy to:

Orrick, Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

Attn.: R. King Milling, Jr., Esq.

Fax: (212) 506-5151

If to Holder, to:

Dr. Chih-Ming J. Chen, Ph.D.

c/o TWI Pharmaceuticals, Inc.

4th Floor, No. 41

Lane 221, Kang Chien Road

Nei Hu District

Taipei 114, Taiwan

Fax:  886-2-26573595

with a copy (which shall not constitute notice) to:

John E. Mooney, Esquire

One Northfield Plaza, Suite 300

Northfield, Illinois 60093

Fax:  312-533-4443

with a copy to:

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601

Attn.: R. Cabell Morris, Jr., Esq.

Fax: (312) 558-5700

Section 4.9 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 4.10 Counterparts.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and, shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties in original or facsimile form.

Section 4.11 Interpretation.

The headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.12 Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) such provision will be fully severable, (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (c) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

Section 4.13 Consent to Jurisdiction. Each party hereto irrevocably submits to the nonexclusive jurisdiction of (a) the state courts of the State of Delaware and (b) the United States federal district courts located in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

Section 4.14 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

CHIH-MING CHEN, PH.D.

/s/ Chih-Ming Chen, Ph.D.

:

PAR PHARMACEUTICAL, INC.

By:/s/  Patrick G. LePore

Name: Patrick G. LePore

Title:   Chief Executive Officer and

President

Schedule A

Chih-Ming Revocable Trust u/a/d October 7, 2005

Delightful Cheers Limited

2004 Anchen Gift Trust, Pauline S. Yip, Trustee

Exhibit A

Stock Pledge Agreement

(see attached)